As filed with the Securities and Exchange Commission on December 13, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVIAT NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-5961564
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5200 Great America Parkway, Santa Clara, CA 95054

(Address of Principal Executive Offices)

Aviat Networks, Inc. 2007 Stock Equity Plan (As Amended and Restated Effective November 17, 2011)

(Full Title of the Plan)

Michael A. Pangia

President and Chief Executive Officer

Aviat Networks, Inc.

5200 Great America Parkway

Santa Clara, California 95054

(Name and Address of Agent for Service)

(408) 567-7000

(Telephone Number, Including Area Code for Agent for Service)

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share, issuable under the Aviat Networks, Inc. 2007 Stock Equity Plan (As Amended and Restated Effective November 17, 2011) (1)	6,000,000	$1.75	$10,500,000.00	$1,203.30

(1)	Represents additional shares authorized under the Registrant’s 2007 Stock Equity Plan (As Amended and Restated Effective November 17, 2011) (as amended to date, the “2007 Plan”). Shares issuable pursuant to the 2007 Plan were previously registered on the Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on February 5, 2007 (File No. 333-140442) and December 7, 2009 (File No. 333-163542). Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 6,000,000 shares authorized under the 2007 Plan. The contents of the prior Registration Statements are incorporated herein by reference.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(3)	Estimated solely for purposes of calculating the registration fee. The estimate is made pursuant to Rules 457(c) and (h) under the Securities Act, and based upon the average high and low prices of a share of Registrant’s Common Stock, as reported on the NASDAQ Global Market on December 9, 2011 ($1.75).

EXPLANATORY NOTE

On February 5, 2007, the Registrant filed a Registration Statement on Form S-8 (File No. 333-140442) with the Securities and Exchange Commission (the “SEC”) covering the registration of 5,000,000 shares of common stock, par value $0.01 per share, of the Registrant (“Common Stock”) issuable under the Registrant’s 2007 Stock Equity Plan (as amended and restated to date, the “2007 Plan”). On December 7, 2009, the Registrant filed a Registration Statement on Form S-8 (File No. 333-163542) to register an additional 5,400,000 shares of Common Stock issuable under the 2007 Plan. At the annual meeting of the Registrant’s stockholders on November 17, 2011, the Registrant’s stockholders approved an amendment to the 2007 Plan to increase the authorized shares under the 2007 Plan by 6,000,000 shares from 10,400,000 to 16,400,000. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 6,000,000 shares authorized under the 2007 Plan. The contents of the prior Registration Statements are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this registration statement:

1. The Registrant’s annual report on Form 10-K for the fiscal year ended July 1, 2011 filed with the SEC on September 12, 2011;

2. The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2011 filed with the SEC on November 9, 2011;

3. The Registrant’s current reports on Form 8-K filed with the SEC on August 25, 2011, September 9, 2011, September 26, 2011, October 31, 2011, November 4, 2011 and November 18, 2011; and

4. The description of Registrant’s common stock set forth in our registration statement on Form 8-A filed with the SEC on January 26, 2007, the description of the terms of the Registrant’s Amended and Restated Certificate of Incorporation applicable to the Registrant’s common stock set forth in the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on October 7, 2009 and the description of the terms of the Registrant’s Amended and Restated Bylaws applicable to the Registrant’s common stock set forth in the current report on Form 8-K filed with the SEC on November 23, 2009, including any amendment or report filed for the purpose of updating such information.

In addition, all documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8. Exhibits.

See the Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on December 13, 2011.

AVIAT NETWORKS, INC.

By:	/S/ MICHAEL A. PANGIA
Name: Michael A. Pangia
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael A. Pangia, Edward J. Hayes, Jr. and John Madigan with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael A. Pangia	President, Chief Executive Officer and Director	December 13, 2011
Michael A. Pangia	(Principal Executive Officer)

/s/ Edward J. Hayes, Jr.	Senior Vice President and Chief Financial Officer	December 13, 2011
Edward J. Hayes, Jr.	(Principal Financial Officer)

/s/ John Madigan	Vice President and Corporate Controller	December 13, 2011
John Madigan	(Principal Accounting Officer)

/s/ William A. Hasler	Director	December 13, 2011
William A. Hasler

/s/ Clifford H. Higgerson	Director	December 13, 2011
Clifford H. Higgerson

Signature	Title	Date

/s/ Charles D. Kissner	Chairman of the Board	December 13, 2011
Charles D. Kissner

/s/ Raghavendra Rau	Director	December 13, 2011
Raghavendra Rau

/s/ Dr. Mohsen Sohi	Director	December 13, 2011
Dr. Mohsen Sohi

/s/ Dr. James C. Stoffel	Director	December 13, 2011
James C. Stoffel

/s/ Edward F. Thompson	Director	December 13, 2011
Edward F. Thompson

EXHIBIT INDEX

4.1	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on November 19, 2009. Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-33278) filed on November 23, 2009.

4.2	Amended and Restated Bylaws of the Registrant. Incorporated by reference to Exhibit 3.2 to the Registrant’s 8-K (File No. 001-33278) filed on November 23, 2009.

4.3	Certificate of Ownership and Merger Merging Aviat Networks, Inc. into Harris Stratex Networks, Inc., effective January 27, 2010, as filed with the Secretary of State of the State of Delaware on January 27, 2010. Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-33278) filed on January 28, 2010.

4.4	Specimen common stock certificate of Registrant, adopted as of January 29, 2010. Incorporated by reference to Exhibit 4.1.1 to the Registrant’s Form 10-K for fiscal year end July 2, 2010 (File No. 001-33278) filed on September 9, 2010.

4.5	Aviat Networks, Inc. 2007 Stock Equity Plan (As Amended and Restated Effective November 17, 2011). Incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A (File No. 001-33278) filed on October 3, 2011.

4.6	Form of Stock Option Awards Specific Terms and Conditions and General Terms and Conditions under the 2007 Stock Equity Plan. Incorporated by reference to Exhibit 10.1 to the Registrant’s Form S-8 (Registration No. 333-163542) filed on December 7, 2009.

4.7	Form of Restricted Stock Awards Specific Terms and Conditions and General Terms and Conditions under the 2007 Stock Equity Plan. Incorporated by reference to Exhibit 10.2 to the Registrant’s Form S-8 (Registration No. 333-163542) filed on December 7, 2009.

4.8	Form of Performance Share Awards Specific Terms and Conditions and General Terms and Conditions under the 2007 Stock Equity Plan. Incorporated by reference to Exhibit 10.3 to the Registrant’s Form S-8 (Registration No. 333-163542) filed on December 7, 2009.

5.1	Opinion of Bingham McCutchen LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Bingham McCutchen LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature pages to this Registration Statement).